                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Metasolv, Inc.:

We consent to incorporation by reference in the registration statements on Form S-8 (Nos. 333-91233 and 333-91435) and Form S-3 (No. 333-67428) of Metasolv,
Inc. of our report dated February 12, 2003 except for Note 8 which is as of March 20, 2003, relating to the consolidated balance sheets of Metasolv, Inc. and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2002, and the related schedule, which report appears in the 2002 annual report on Form 10-K of Metasolv, Inc. Our report on the consolidated financial statements refers to the adoption of the provisions of Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and certain provisions of SFAS No. 142, Goodwill and Other Intangible Assets, in 2001 and 2002.

                                          KPMG LLP

Dallas, Texas
March 27, 2003